Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-80301, 333-16205, 333-37138, 333-40276, 333-47033, 333-71151, 333-82752, 333-104968, 333-109317 and 333-131796) of our report dated 24 October 2008 relating to the financial statements of ClinPhone Limited, which appears in the Current Report on Form 8 K of PAREXEL dated 27 October 2008.

/s/ PricewaterhouseCoopers LLP

East Midlands,

United Kingdom

27 October 2008